Exhibit 99.1

Absci Evolves its Board of Directors with HealthTech Luminary Frans van Houten, Former CEO of Philips

VANCOUVER, WA — June 6, 2023 — Absci (Nasdaq: ABSI), a generative AI drug creation company, today announced the appointment of Frans van Houten to its Board of Directors. With his exceptional leadership experience and deep industry knowledge in the healthcare and technology industries, van Houten will play a pivotal role in supporting Absci’s strategic vision and growth trajectory.

Frans van Houten is a highly regarded business executive with a remarkable track record of success. During his tenure as CEO of Royal Philips, van Houten led the company's transformation into a global leader in health technology, overseeing a critical strategic transformation, resulting in a streamlined portfolio that propelled Philips to the forefront of innovative healthcare solutions combining medical devices with informatics platforms to improve patient outcomes and raise provider productivity. The transformation put Philips on a path of higher growth and profitability. In addition to his role at Absci, van Houten serves on the Board of Directors of Novartis, a leading global pharmaceutical company, and acts as an advisor to private equity companies. Van Houten served in 2017 as Co-Chair at the World Economic Forum in Davos.

“Absci stands at the forefront of AI-enabled drug creation, a field that is accelerating right before our eyes," said Mr. van Houten. “What motivates me most about Absci's mission is the prospect of accelerating the development of breakthrough therapies, together with pharma and biotech companies, that can make a meaningful impact on patients' lives. I'm convinced that by fusing AI and bioscience, we can dramatically enhance the speed and efficiency of drug discovery, even leading to breakthroughs. I am deeply committed to this cause and eager to work with this talented team to push the boundaries of what is possible in drug creation.”

"Frans' proven record of visionary leadership and strategic business acumen makes him an exceptional addition to our Board," said Sean McClain, Founder and CEO of Absci. "His experience guiding Philips through a period of significant transformation and growth is particularly relevant as Absci continues to expand its innovative AI drug creation platform and develops its strategic portfolio of assets and partnerships."

Van Houten's ability to steer complex changes and nurture innovation aligns closely with Absci's ambitious growth strategy and its vision to reshape the future of biopharmaceutical discovery. During his leadership at Philips, van Houten emphasized innovation and advanced technologies, spearheading the development of connected, patient-centric solutions. This focus seamlessly aligns with Absci's commitment to accelerating the pace of drug discovery through its revolutionary Integrated Drug Creation™ platform.

Van Houten’s appointment to Absci’s Board of Directors comes on the heels of Meta senior executive Dan Rabinovitsj and AI pioneer Joseph Sirosh’s appointment to the Absci Board of Directors last year. This reinforces the company’s commitment to assembling a distinguished group of industry leaders with a shared vision for advancing AI and science toward breakthrough therapeutics at the click of a button.

Exhibit 99.1
About Absci
Absci is a generative AI drug creation company that combines AI with scalable wet lab technologies to create better biologics for patients, faster. Our Integrated Drug Creation™ platform unlocks the potential to accelerate time to clinic and increase the probability of success by simultaneously optimizing multiple drug characteristics important to both development and therapeutic benefit. With the data to train, the AI to create, and the wet lab to validate, Absci can screen billions of cells per week, allowing it to go from AI-designed antibodies to wet lab-validated candidates in as little as six weeks. Absci’s vision is to deliver breakthrough therapeutics at the click of a button, for everyone. Absci's headquarters is in Vancouver, WA, its AI Research Lab is in New York City, and its Innovation Center is in Zug, Switzerland. Visit www.absci.com and follow us on LinkedIn (@absci), Twitter (@Abscibio), and YouTube.

Availability of Other Information about Absci
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Absci Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “may,” “pursues,” “anticipates,” “plans,” “believes,” “aims,” “potential,” “forecast,” “estimates,” “extends,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding technology development efforts and the application of those efforts, including acceleration of drug development timelines, reducing the time and costs related to drug development, advancements toward in silico drug design, drug discovery and development activities, internal pipeline development efforts, and the effective incorporation of our technology in drug design, research and technology development collaboration efforts, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to our ability to effectively collaborate on research, drug discovery and development activities with our partners or potential partners; along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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